Exhibit 10.1

August 9, 2013

Emerald Oil, Inc.

1600 Broadway, Suite 1040

Denver, Colorado 80202

Attention: Paul Wiesner

Re:	Credit Agreement dated as of November 20, 2012 among Emerald Oil, Inc. (the “Borrower), Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”) and each of the Lenders from time to time party thereto (as amended, modified or supplemented to date, the “Credit Agreement”).

To Whom It May Concern:

This letter is in relation to the Credit Agreement and all capitalized terms used, but not defined, herein shall have the meaning assigned to such terms in the Credit Agreement.

Pursuant to Section 2.07 of the Credit Agreement, the Lenders have determined a new Borrowing Base to become effective on August 9, 2013 (the “Effective Date”), this letter serving as the New Borrowing Base Notice. The new Borrowing Base which has been approved by the Required Lenders is $75,000,000. Such amount shall become the Borrowing Base on the Effective Date until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e), Section 8.13(c) or Section 9.12(d), whichever occurs first.

On the Effective Date the company will pay to the Lead Arranger, for the account of each of the Lenders, on a pro rata basis in accordance with their allocated commitments, an upfront fee in an aggregate amount equal to 50 basis points on the increase in the Borrowing Base (the “Upfront Fee”). The entire amount of the Upfront Fee shall be fully earned and shall be due and payable in full in cash, in immediately available funds on the Effective Date. The Upfront Fee shall not be refundable under any circumstance and shall not be subject to any counterclaim, setoff or other impairment of right or rescission or turnover.

This letter constitutes the New Borrowing Base Notice and is a Loan Document. Failure to comply with the terms hereof shall constitute an Event of Default under the Credit Agreement.

If the foregoing correctly states your understanding with respect to the matters stated in this letter, please acknowledge by signing in the space provided below.

[Signatures pages follow.]

Borrowing Base Letter Agreement

Emerald Oil, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this letter to be duly executed effective as of the date first written above.

Very truly yours,

WELLS FARGO BANK,

NATIONAL ASSOCIATION,

as Administrative Agent and Lender

By: /s/ Suzanne Ridenhour

Name: Suzanne Ridenhour

Title: Director

Signature Page to Borrowing Base Letter Agreement

Emerald Oil, Inc.

Accepted and Agreed to as of the date first written above by:

EMERALD OIL, INC.

By: /s/ Paul Wiesner

Paul Wiesner

Chief Financial Officer

Signature Page to Borrowing Base Letter Agreement

Emerald Oil, Inc.